UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): February 23, 2007

FASTENTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Commission File Number: 333-108365

Delaware	52-2225101
(State of Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8500 Normandale Lake Boulevard

Suite 1230

Minneapolis, MN 55437

(Address of Principal Executive Offices, Including Zip Code)

(952) 921-2090

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

FastenTech, Inc. (the “Registrant”) is a direct wholly-owned subsidiary of FasTech, Inc., a Delaware corporation (“FasTech”). On February 23, 2007, FasTech entered into an Agreement and Plan of Merger (“Merger Agreement”) with Dundee Holding, Inc., a Delaware corporation and a wholly-owned subsidiary of Doncasters Group Ltd. (“Parent”), Dundee MergerCo, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Doncasters Group Ltd., as Guarantor, and Charles E. Corpening II, as Stockholder Representative. Under the terms of the Merger Agreement, Merger Sub will be merged with and into FasTech, with FasTech continuing as the surviving corporation (the “Merger”). On February 23, 2007, the stockholders of FasTech entitled to vote thereon approved the Merger and Merger Agreement. Pursuant to the Merger Agreement, Doncasters Group Ltd. and Parent will acquire FasTech for $492,000,000, less indebtedness and unpaid transaction expenses of FasTech outstanding at closing, plus or minus the amount of any post closing working capital adjustment, less any indemnification paid to Parent, and less expenses incurred by the Stockholder Representative (the “Merger Consideration”). As a result of the Merger and in accordance with the terms of the Merger Agreement, (i) all of the outstanding capital stock of FasTech will be converted into the right to receive a portion of the Merger Consideration, and all outstanding and unexercised options will be cancelled and converted into the right to receive a portion of the Merger Consideration in excess of the exercise price, and (ii) FasTech will become an indirect wholly-owned subsidiary of Doncasters Group Ltd.

Consummation of the Merger is subject to various closing conditions, including receiving regulatory approvals or decisions involving antitrust clearance in the U.S. (including under the Hart-Scott-Rodino Antitrust Improvements Act, and by the German Federal Cartel Office, and regulatory clearance by the Committee on Foreign Investment in the United States). In addition, the closing conditions include the execution of a supplemental indenture to the indenture governing the Registrant’s 11 1/2% Senior Subordinated Notes due 2011 (the “Notes”) providing for the deletion of certain covenants in such indenture as a result of a tender offer and consent solicitation in respect of the Notes and other customary closing conditions.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Agreement and Plan of Merger, dated February 23, 2007 among Dundee Holding, Inc., Dundee MergerCo, Inc., Doncasters Group Ltd., as Guarantor, FasTech, Inc. and Charles E. Corpening II, as Stockholder Representative

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTENTECH, INC.

Date: February 27, 2007	By:	/s/ Michael R. Elia
Michael R. Elia
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Agreement and Plan of Merger among Dundee Holding, Inc., Dundee MergerCo, Inc., Doncasters Group Ltd., as Guarantor, FasTech, Inc. and Charles E. Corpening II, as Stockholder Representative